Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-228595, 333-228594, 333-198883, and 333-178226) and on Form S-3 (File Nos. 333-225008, 333-221926 and 333-213456) of ArQule, Inc., of our report dated March 7, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts March 7, 2019